UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2009

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 1, 2009, Triple-S Management Corporation (the "Company") issued a press release announcing that Triple-S Salud, Inc. ("Triple-S Salud"), its managed care subsidiary, has signed a definitive agreement to acquire certain managed care assets of La Cruz Azul de Puerto Rico, Inc. ("LCA"). Triple-S Salud will pay a purchase price of approximately $10.5 million in cash, based on 131,000 expected members (including full rated and ASO lives). The transaction, which will be funded with cash on hand, is expected to close on or about July 1, 2009, subject to customary closing conditions including certain third party consents. The transaction has received regulatory approvals from the Insurance Commissioner of Puerto Rico and the Blue Cross Blue Shield Association.

The Company also announced in its press release that the Blue Cross Blue Shield Association has agreed to transfer the licensing rights to the Blue Cross brand in Puerto Rico and the Blue Cross Blue Shield brands in the U.S. Virgin Islands from the Blue Cross Blue Shield Association to the Company and Triple-S Salud, subject to the closing of the LCA transaction and submission of final documentation.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being furnished with this report:

Exhibit 99.1 Press Release dated May 1, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

May 1, 2009	By:	Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 1, 2009